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                                                              EXHIBIT (j)(2)(iv)

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Trustees and Shareholders of Van Kampen Small Cap Value Fund:

We consent to the reference to our Firm under the heading "Other Information-Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP
Chicago, Illinois
July 26, 2000